Exhibit 99.2


January 10, 2006


Mr. Jon Greenwood
7548 Fair Oaks Parkway
Fair Oaks Ranch, Texas 78015



Dear Jon;

The purpose of this document is to set forth the terms which you and MDI, Inc., its affiliates and subsidiaries (the "Company") have agreed upon regarding your separation as an employee of the Company.

1. Resignation from Employment and Title - Pursuant to your resignation given to the Company on Friday, January 6, 2006, your employment with the Company shall terminate and you shall cease to be the Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Company, effective as of January 6, 2006, ("Date of Separation"). You shall also cease to hold any other office or title with the Company and any of its affiliates or operating units as of that date. At the request of the Company, you agree to execute in the future appropriate resignation letter(s) from any such positions should the Company need to formally handle your resignation(s). The records of the Company, including your personnel file, shall reflect that your resignation was a voluntary act on your part, that you left the Company in good standing and that you are "eligible for rehire". If requested by you, the Company will provide such information to your prospective employers.

     The Company shall reflect in future public statements, if any, and any future Securities & Exchange Commission ("SEC") and Nasdaq filings, that your separation from the Company was a voluntary act on your part. Other than as required by the SEC and Nasdaq, the Company has no intention to issue a press release or make any other public announcement or statement concerning your separation from employment with the Company or your resignation as the Chief Financial Officer of the Company. Should it be required, or deemed necessary by the Company, to make a statement or announcement, you will be given advance notice and you will be provided the proposed text. Your agreement, however, will not be sought nor required prior to making an announcement or statement. The Company will make a general announcement to its employees concerning your resignation. You agree to confirm to the Company's independent auditors, the SEC and Nasdaq, if requested or required, that your resignation was not related to the Company's accounting practices or financial statement disclosures.

2. Stock Options - As set forth in the letter from the Company to you dated September 23, 2005, all stock options that have been granted to you under the Company's option plans are fully vested and exercisable according to their terms. On November 29, 2005 you exercised your right to purchase 20,000 shares under option. Accordingly, you have 226,500 vested and unexercised shares under option, as summarized below:

         130,000 shares with a strike price of $ 0.77, to expire on 1/13/2015, 75,000 shares with a strike price of $1.23, to expire on 3/1/2014, 16,000 shares with a strike price of $1.21, to expire on 7/18/2013,
           5,500 shares with a strike price of $1.49, to expire on 1/14/2012.

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3.   Severance Compensation - The Company agrees to pay to you, in satisfaction of any and all claims you may have against the Company, now or in the future, in the nature of a severance benefit, termination payment or any other benefit, (a) on January 20, 2006 in the next scheduled payroll, a lump sum payment of $37,500.00, from which the Company will first make standard tax withholdings, and (b) salary continuation for a period of three (3) months beginning January 20, 2006 (the "Severance Period"), at your annual base salary at the current annual rate of $150,000.00 by direct deposit/mail every two (2) weeks, subject to standard withholdings. You and the Company each agree that the March 19, 2004 Employment Letter between us ("Employment Letter") is terminated and that the provisions and payments provided for herein are in complete satisfaction of each and every term and condition of the Employment Letter. Notwithstanding the above to the contrary, any stock options that were granted to you pursuant to the terms of the Employment Letter, are fully vested, remain in full force and effect and are governed in accordance with the terms of the agreements under which they were granted to you. Except for the above, you further agree that there exists no other document and/or Company practice which would provide to you or entitle you to receive a benefit not specifically provided for herein. You will not receive nor be entitled to receive any annual cash incentive compensation, bonus or additional stock options (for years 2005 or after) as addressed in the Employment Letter or under any Company Management Incentive Plan or any other plan or practice of the Company.

4. Health and Medical Coverage - During the Severance Period, you shall continue to be provided coverage by existing health/medical and dental (not, however, any disability insurance) programs currently in effect and provided by the Company, subject to direct payment of the employee portion of premiums through continued payroll deductions. Once you are no longer being paid severance, you may continue COBRA coverage by paying the Company the full cost of this coverage for the remainder of the eligibility period.

5. PTO - Through January 6, 2006 you have accrued 94.68 hours of Paid Time Off ("PTO"), which is equivalent to $6,827.49 as based on your current annual base salary. This amount, less standard deductions, will be included in your January 20, 2006 paycheck.

6. 401K - The Company will provide to you a form by which you may elect to withdraw your vested account balance. If you elect to withdraw your funds, please contact Human Resources to provide you with the proper forms.

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7.   Supplemental Life Insurance-Your supplemental life insurance (as well as your company provided life insurance) will continue for so long as you are being paid severance. Your premiums for the coverage will be deducted from your severance payments.

8. Company Provided Credit Cards, etc.- All items belonging to the Company, including Company credit cards, car phone, office equipment (other than the personal laptop computer with installed software, which you may keep) and other Company items will be returned to the Company by Tuesday, January 10, 2006.

9. Expenses - You will be reimbursed for any Company approved and authorized outstanding expenses incurred on behalf of the Company prior to the Date of Separation. You should submit an expense reimbursement request in the same or similar form as attached within five (5) days from receipt of this letter.

10. Confidential Information - On or before January 10, 2006, you will surrender to the Company all confidential information and all copies thereof, in whatever form, in your possession or control, as well as all other papers, documents, or property of the Company in your possession in whatever form. You further agree and covenant never to use the Company's confidential information in any business, commercial or other activity he may engage in or in any way participate in after the Separation Date.

11. Release by You - For and in consideration of the sums to be paid by the Company to you, as set forth above, in full satisfaction of any and all claims of whatever nature, you release and forever discharge and by these presence do for yourself, and your heirs, executors, and administrators and assigns, release and forever discharge the Company, and its successors and assigns, of and from all manner of actions, suits, debts, dues, sums of money, accounts, reckoning, covenants, contracts, agreements, promises, claims and awards whatsoever, in law or in equity which against the Company, you ever had, now have or which you or your heirs, executors or administrators, hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the employment relationship with the Company.

You specifically acknowledge and understand that you are, by executing this Agreement, waiving any and all rights or claims you may have arising out of your employment with the Company, including any EEOC Charges against the Company, its successors and assigns, and any respective officers, agents, employees and their heirs, executors, administrators, successors and assigns together with any and all persons, firms, corporations, affiliates and subsidiaries, who are or may be liable for any and all claims, demands, judgments, damages, expenses, attorney's fees, actions and causes of action which you now have arising out of or in connection with any and all damages, expenses, claims, actions or causes of action, including, but not limited to, alleged wrongful termination or discriminatory treatment by the Company.

12. Release by Company - The Company hereto releases and forever discharges you from any and all manner of action or actions, cause or causes of action, in law or equity, and all suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs, or expenses, which it now has or hereafter may have against you arising out of or in connection with any

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matter, cause, or thing whatsoever incurred, done, omitted, or suffered to be done prior to the date of this Agreement. The Company acknowledges and agrees that, without limiting the foregoing, this release covers and includes all claims of every kind and nature, past, present and future, known or unknown, suspected or unsuspected.

13. Confidentiality of Release Provisions - It is expressly agreed by all of the parties, and their directors, officers, employees, attorneys, agents, and all other persons acting at their direction or on their behalf, that the existence and the terms of this Agreement shall remain confidential including, but not limited to, the specific amount of the settlement proceeds being paid and any estimation or description of the amounts paid in settlement, except as expressly required by law, the reporting requirements of the I.R.S. or the U.S. Securities and Exchange Commission, The Nasdaq, or pursuant to valid court order or other legal process. Notwithstanding the foregoing, each party may disclose information regarding the Agreement to its own attorneys, accountants, agents or tax advisors as necessary for business purposes, if the disclosing party advises the recipient of the confidential nature of such information.

14. No Further Payments. It is the specific intent of the parties to this Agreement that neither MDI, nor any of its affiliates, shall hereafter be required to pay no further amounts to you, or to issue any further options to purchase stock or provide any other consideration, for any claims, potential claims, losses, damages, demands, potential litigation and disputes between the parties that arise out of, relate to or in any way concern your previous employment with MDI.

15. No Reliance on Any Undocumented Promises - No party to this Agreement has made any statements, representations or promises to the other parties, whether in writing or otherwise, or offered any other type of promise, consideration or inducement that is not specifically set forth in this Agreement. In this regard, all parties represent and warrant that, in entering into this Agreement, they are each relying solely and exclusively on the statements that are expressly set forth in this Agreement, and that they are under no duress, coercion or pressure from any source.

16. Independent Judgment. You and MDI are each relying on their own independent business judgment in deciding to enter into this Agreement. Further, the parties have each received, and are relying and acting upon the advice of their own legal counsel, who has reviewed the terms and language of this Agreement with them and advised them of their legal rights relating to their decision to settle and compromise their disputes, claims and potential claims, causes of action, losses, damages and demands. Each of the parties understands that this Agreement shall operate as a full, complete and final release and settlement of any and all of their claims, as set forth above.

17. Severability - In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement. In the event that any provision relating to the time period or scope of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or scope such court deems reasonable and enforceable, then the time period or scope of restriction deemed reasonable and enforceable by the court shall become and shall thereafter be the maximum time period.


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18.  Governing Law; Attorneys Fees - THIS AGREEMENT SHALL BE CONSTRUED AND
ENFORCED ACCORDING TO THE LAWS OF THE STATE OF TEXAS. ALL LEGAL ACTIONS ARISING UNDER THIS AGREEMENT SHALL BE INSTITUTED IN, AND BOTH YOU AND MDI CONSENT TO JURISDICTION IN, BEXAR COUNTY, TEXAS. IN THE EVENT OF ANY LITIGATION TO ENFORCE THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER ITS REASONABLE LEGAL FEES, COURT COSTS AND EXPENSES.

19. Agreement, Read, Understood, and Fair - You and MDI has carefully read and considered all provisions of this Agreement and agrees that all of the restrictions set forth are fair and reasonable and are reasonably required for the protection of the interests of you and MDI.

If the foregoing sets forth your understanding with respect to this matter, you are asked to execute the attached duplicate original of this letter in the space provided below and return it to the undersigned no later than January 10, 2006.

MDI, Inc.

/s/ J. Collier Sparks
---------------------------
By: J. Collier Sparks
Its: President


Agreed to and accepted this 10th day of January, 2006.

/s/ Jon Greenwood
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Jon Greenwood